Exhibit 99.1

NB Bancorp, Inc. and Provident Bancorp, Inc.

Announce Mailing of Stock/Cash Election Form

NEEDHAM, Mass & AMESBURY, Mass, October 8, 2025 – NB Bancorp, Inc. (“Needham”) (Nasdaq: NBBK), the holding company for Needham Bank, and Provident Bancorp, Inc. (“Provident”) (Nasdaq: PVBC), the holding company for BankProv, today announced that the election form and letter of transmittal (together with the related instructions, the “Election Materials”) have been distributed to holders of Provident common stock so Provident stockholders may elect to receive either Needham common stock, cash or a combination of both upon the completion of the pending combination of Needham and Provident.

On June 5, 2025, Needham, Needham Bank, Provident, and BankProv entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Provident will merge with and into Needham, with Needham as the surviving entity (the “Holdco Merger”), and, immediately thereafter, BankProv will merge with and into Needham Bank, with Needham Bank as the surviving entity (the “Bank Merger” and, together with the Holdco Merger, the “Merger Transaction”).

On September 16, 2025, Provident announced that its stockholders had approved the Merger Agreement.

Needham anticipates that all required regulatory approvals will be received and all of the other closing conditions will be satisfied by November 14, 2025, and the Merger Transaction will become effective on November 15, 2025, although Needham cannot provide any assurance that all required regulatory approvals, waivers or consents will be obtained, when they will be obtained, or whether there will be burdensome conditions in the approvals or any litigation challenging the approvals.

Stock and Cash Merger Consideration

As disclosed previously, including in the definitive proxy statement/prospectus filed by Needham with the Securities and Exchange Commission (the “SEC”) on July 30, 2025 (the “proxy statement/prospectus”), at the effective time of the Holdco Merger (the “Effective Time”), shares of Provident common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, at the election of each Provident stockholder, and subject to the allocation, proration and other procedures specified in the Merger Agreement, either:

•	0.691 shares of Needham common stock per share of Provident common stock (“Stock Consideration”); or

•	$13.00 in cash per share of Provident common stock (“Cash Consideration”).

Provident stockholders may also elect to receive a combination of Stock Consideration and Cash Consideration, subject to the allocation, proration and other procedures specified in the Merger Agreement.

The Stock Consideration and Cash Consideration are collectively referred to as the “Merger Consideration.” The receipt of the Merger Consideration will be subject in each case to applicable withholding taxes, if any, and be payable without interest.

The allocation and proration provisions in the Merger Agreement ensure that 50% of the shares of Provident common stock will receive the Stock Consideration and 50% of the shares of Provident common stock will receive the Cash Consideration. (The allocation and proration procedures specified in the Merger Agreement are summarized in the Election Materials and the definitive proxy statement/prospectus.)

Stockholder Election Process

As further described in the Election Materials, for a Provident stockholder to make a valid election, a properly completed Election Form and any Provident stock certificate(s), together with any other required documents described in the Election Materials, must be received by the Exchange Agent prior to the election deadline, which is anticipated to be 5:00 p.m. (Eastern Time) on November 7, 2025. Needham and Provident intend to announce the definitive election deadline (the “Election Deadline”) at least five business days (but not more than 15 business days) prior to the Election Deadline. Provident stockholders who hold their shares through a broker, bank, trustee or other nominee should follow the instructions of such broker, bank, trustee or other nominee as to the procedures for making elections and exchanging their shares of Provident common stock. For shares with respect to which a Provident stockholder has made an election as of the Election Deadline, those shares may not be traded through the Effective Time. Provident Employee Stock Ownership Plan (“ESOP”) and 401(k) plan participants must make their Elections with respect to their indirect beneficial ownership of Provident common stock through the ESOP and 401(k) plans no later than 5:00 p.m. (Eastern Time) on October 31, 2025. Provident stockholders and plan participants should carefully read the Election Materials provided to them, as well as the relevant portions of the proxy statement/prospectus and the Merger Agreement, before making their elections.

Any Provident stockholder who does not make a proper election by the Election Deadline will have their shares of Provident common stock exchanged for Stock Consideration, Cash Consideration or a combination of the two depending on the valid elections of other Provident stockholders and subject to the allocation and proration procedures in the Merger Agreement. Provident ESOP and 401(k) plan participants who do not make a proper and timely election with respect to their indirect beneficial ownership of Provident common stock through the ESOP and/or 401(k) plans will have their shares elected by the respective plan trustee in proportion to the elections made by other plan participants, subject to the allocation and proration procedures in the Merger Agreement. A Provident stockholder of shares purchased after the Election Deadline will not be permitted to submit an election with respect to those shares.

Provident stockholders who have questions about the Stockholder Election Process, want up-to-date information on the Election Deadline or wish to obtain copies of the Election Materials may contact Alliance Advisors, LLC, Needham’s information agent for the Stockholder Election Process, 150 Clove Road, Suite 400, Little Falls, NJ 07424, via telephone at (855) 206-1249, or via email at NBBK@allianceadvisors.com.

Additional Information and Where to Find It

Electronic copies of the Merger Agreement, the definitive proxy statement/prospectus and the Election Materials, as well as other filings containing information about Needham and Provident, may be obtained at the website of the SEC at sec.gov; and on the respective corporate websites of Needham and Provident at nbbancorp.com and investors.bankprov.com. (These web addresses are included as inactive textual references only.) Copies of the Merger

Agreement, the proxy statement/prospectus and the Election Materials are also available, without charge, through Needham’s Investor Relations via email at ir@needhambank.com or by telephone at (781) 474-5408, or to Provident Investor Relations via email at kfisher@bankprov.com or by telephone at (603) 318-2660.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Factors relating to the proposed Merger Transaction that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the Merger Transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the Merger Transaction may not be timely completed, if at all; that prior to the completion of the Merger Transaction or thereafter, Needham or Provident may not perform as expected due to Merger Transaction-related uncertainty or other factors; that Needham is unable to successfully implement its integration strategies; that required regulatory or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that the timing of completion of the proposed Merger Transaction is dependent on various factors that cannot be predicted with precision at this point; reputational risks and the reaction of the companies’ customers to the Merger Transaction; the inability to implement onboarding or transition plans and other consequences associated with the Merger Transaction; continued pressures and uncertainties within the banking industry and Needham and Provident’s markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for credit losses, increased competitive pressures, asset and credit quality deterioration, and legislative, regulatory, and fiscal policy changes and related compliance costs; and diversion of management time on Merger Transaction-related issues.

These forward-looking statements are also subject to the risks and uncertainties applicable to our the businesses of Needham and Provident generally that are disclosed in Needham’s and Provident’s respective 2024 Annual Reports on Form 10-K. Needham’s and Provident’s SEC filings are accessible on the SEC's website at sec.gov and on their respective corporate websites of Needham and Provident at nbbancorp.com and investors.bankprov.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this press release. For any forward-looking statements made in this press release, Needham and Provident claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, each company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

ABOUT NB BANCORP, INC.

NB Bancorp, Inc. (Nasdaq Capital Market: NBBK) is the registered bank holding company of Needham Bank. Needham Bank is headquartered in Needham, Massachusetts, which is approximately 17 miles southwest of Boston's financial district. Known as the “Builder's Bank,” Needham Bank has been helping individuals, businesses and non-profits build for their futures since 1892. Needham Bank offers an array of tech-forward products and services that businesses and consumers use to manage their financial needs. For more information, please visit https://NeedhamBank.com.

ABOUT PROVIDENT BANCORP, INC.

Provident Bancorp, Inc. (Nasdaq: PVBC) is the holding company for BankProv, a full-service commercial bank headquartered in Massachusetts. With retail branches in the North Shore of Massachusetts and in southern New Hampshire, commercial banking offices in the Manchester/Concord market in Central New Hampshire and a loan office located in Ponte Vedra Beach, Florida, BankProv delivers a unique combination of traditional banking services and innovative financial solutions to its markets. For more information, visit www.bankprov.com.

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